Exhibit 99.1



               Breakthrough Results of Neurologix's Gene Therapy
              Approach to Epilepsy Presented at American Epilepsy
                      Society Meeting in Washington, D.C.

FORT LEE, N.J.-- Dec. 6, 2005 -- Neurologix, Inc. (OTCBB: NRGX - News) today announced results from preclinical studies, which showed that Neuropeptide Y
(NPY) gene transfer reduces spontaneous seizures in an in vivo model of epilepsy as well as positively influences the fundamental biological process which leads to a chronically epileptic state. Neurologix's approach is based on the use of the non-pathogenic adeno-associated virus (AAV) vector, delivered using standard neurosurgical techniques. This same AAV-based approach has been used successfully in the clinic, as announced by Neurologix in September when the Company reported positive interim results of its landmark clinical trial in patients with Parkinson's Disease.


Neuropeptide Y, a 36-amino acid peptide which acts to dampen excessive excitatory activity, prevents seizures in multiple models. The current findings were presented in a talk by Dr. Francesco Noe at the satellite workshop "New Horizons in the Development of Antiepileptic Drugs", as well as in a poster session during the 59th annual meeting of the American Epilepsy Society (AES) in Washington, D.C. The authors were Francesco Noe, Jari Nissinen, Francesca Filippi, Matthew J. During, Asla Pitkanen, and Annamaria Vezzani. The title of the poster was "rAAV-Mediated Neuropeptide Y Gene Expression in the Hippocampus of Chronically Epileptic Rats Reduces Spontaneous Seizures Ensuing after Electrically-Induced Status Epilepticus."


Previously, research published in the Journal of Neuroscience undertaken by Dr. Vezzani and her team had shown that Neurologix's rAAV-NPY gene therapy product candidate had robust anti-epileptic activity in acute seizure animal models with efficacy exceeding that of traditional small molecule anti-epileptic drugs
(AEDs). In the current study presented at this year's annual AES meeting, the researchers led by Drs. Asla Pitkanen of Kuopio, Finland, together with Drs. Noe and Vezzani, demonstrated that rAAV-NPY had efficacy in preventing the development of spontaneous seizures that occur after a prolonged episode of status epilepticus. Dr. During, a founder of Neurologix and co-author, commented: "These results are particularly exciting because traditional AEDs have very limited or no efficacy in preventing spontaneous seizures in this model."


Dr. Michael Sorell, Chief Executive Officer of Neurologix, stated, "In addition to our ongoing clinical program in Parkinson's, for which initial results have been successful, we are now targeting a second disease with a broad impact, which affects hundreds of thousands of patients in the United States alone. The preclinical data currently being reported are further support for the Company's approach of using AAV vectors to deliver therapeutic genes for the treatment of serious and debilitating neurological disorders. In the near term, we are conducting additional preclinical work to confirm these results in an epilepsy model. We hope that our rAAV-NPY product candidate will lead to a significant advance in the treatment of drug-refractory epilepsy."


Dr. Sorell continued, "To date, Neurologix has developed a clinical protocol using rAAV-NPY in epilepsy patients, and we received a favorable review of our proposal by the NIH Recombinant DNA Advisory Committee. Pending completion of the current preclinical studies, we expect to submit an IND application for rAAV-NPY for the treatment of epilepsy in the first half of 2006."


About Neurologix


Neurologix, Inc. is a development-stage company, which through its subsidiary, Neurologix Research, Inc., is engaged in the research and development of proprietary treatments for disorders of the brain and central nervous system, primarily utilizing gene therapies. The Company's initial development efforts are focused on gene therapy for treating Parkinson's disease and epilepsy and its core technology, which it refers to as "NLX," is currently being tested in a Company-sponsored Phase I human clinical trial to treat Parkinson's disease.


Cautionary statement regarding forward-looking statements


This news release includes certain statements of the Company that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information relating to the Company are based upon the beliefs of management and assumptions made by and information currently available to the Company. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, as well as underlying assumptions and statements that are other than statements of historical fact. When used in this document, the words "expects," "promises," "anticipates," "estimates," "plans," "intends," "projects," "predicts," "believes," "may" or "should," and similar expressions, are intended to identify forward-looking statements. These statements reflect the current view of the Company's management with respect to future events. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, but not limited to, the following:

o The Company is still in the development stage and has not generated any revenues. From inception through September 30, 2005, it has incurred net losses and negative cash flows from operating activities of $12,261,000 and $10,371,000, respectively. Management believes that the Company will continue to incur net losses and cash flow deficiencies from operating activities for the foreseeable future. Because it may take years to develop, test and obtain regulatory approval for a gene-based therapy product before it can be sold, the Company likely will continue to incur significant losses for the foreseeable future. Accordingly, it may never be profitable and, if it does become profitable, it may be unable to sustain profitability.

o The ongoing Phase I clinical trial for treatment of Parkinson's disease using the Company's NLX technology is not complete, and the results will require analysis. If the trial proves unsuccessful, future operations and the potential for profitability will be significantly adversely affected and the business may not succeed.

o Since the Company's existing resources will not be sufficient to enable the Company to obtain the regulatory approvals necessary to commercialize its current or future product candidates, it will need to raise additional funds through public or private equity offerings, debt financings or additional corporate collaboration and licensing arrangements. Availability of financing depends upon a number of factors beyond the Company's control, including market conditions and interest rates. The Company does not know whether additional financing will be available when needed, or if available, will be on acceptable or favorable terms to it or its stockholders.

o There is no assurance as to when, or if, the Company will be able to successfully complete the required preclinical testing of its gene therapy for the treatment of epilepsy to enable it to file an Investigational New Drug Application with the FDA for permission to begin a Phase I safety trial or that, if filed, such permission will be granted.


Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in the forward-looking statements. Additional information regarding factors that could cause results to differ materially from management's expectations is found in the section entitled "Risk Factors" in the Company's 2004 Annual Report on Form 10-KSB. Although the Company believes these assumptions are reasonable, no assurance can be given that they will prove correct.


Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. Further, the Company undertakes no obligation to update forward-looking statements after the date they are made or to conform the statements to actual results or changes in the Company's expectations.


Contact:
Neurologix, Inc.
Michael Sorell, 201-592-6451
MichaelSorell@neurologix.net
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or
Burns McClellan
Media Relations:
Justin Jackson, 212-213-0006
jjackson@burnsmc.com
--------------------
or
Investor Relations:
Clay Kramer, 212-213-0006
ckramer@burnsmc.com
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